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                                 EXHIBIT 10.29





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                     FIRST FINANCIAL MANAGEMENT CORPORATION

                        RESTRICTED STOCK AWARD AGREEMENT



This is an Agreement dated as of March 22, 1994, between First Financial Management Corporation ("FFMC") and Patrick H. Thomas (the "Participant").


BACKGROUND:

The Participant is currently serving as Chairman of the Board, President and Chief Executive Officer of FFMC. FFMC currently has in effect the First Financial Management Corporation 1988 Incentive Stock Plan (the "Plan") which provides for the grant of Restricted Stock Awards of shares of Common Stock, $.10 par value, of FFMC (the "Common Stock") subject to certain restrictions as an incentive for valued employees of FFMC and its subsidiaries. FFMC desires to grant a Restricted Stock Award to the Participant as additional compensation pursuant to his Employment Agreement dated as of March 22, 1994 (the "Employment Agreement") and as an inducement to the continuation by the Participant of his services to FFMC in the future.


AGREEMENT:

Pursuant to the Plan the parties hereto do hereby agree as follows:

1. FFMC hereby grants to the Participant a Restricted Stock Award of Four Hundred Seventy-Two Thousand Five Hundred (472,500) shares of Common Stock (the "Shares") subject to the terms of the Plan and this Agreement.

2.      The Shares are subject to the following restrictions:

        a. No Shares may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered by the Participant, until such restrictions have expired with respect to such Shares as provided in paragraphs 3, 4 and 5.

        b. If at any time the Participant's employment by FFMC terminates prior to expiration of these restrictions pursuant to paragraph 3 or 4 as to any Shares for any reason which does not cause these restrictions to expire as provided in paragraph 4, such Shares shall immediately be forfeited to FFMC, and the Participant shall have no further rights with respect thereto.





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        c.       All dividends payable by FFMC on Shares subject to this award shall be held by FFMC and paid to the Participant at such time as the restrictions on such Shares expire.

3. Subject to the provisions of paragraph 5, the restrictions contained in paragraph 2 shall expire on December 31, 1999 as to any shares earned by the Participant for any of the years 1995 through 1999 determined as follows:

        a.       Not more than 94,500 Shares shall be earned for any year.

        b. The number of shares earned for any year shall be equal to 2.5% of FFMC's Pretax Income for such year divided by the Fair Market Value of FFMC Common Stock. The Fair Market Value of FFMC Common Stock shall be the average closing price for FFMC Common Stock on the New York Stock Exchange for the last 10 business days of the calendar year.

        c. A number of shares equal to the difference between 94,500 and the number of shares which are earned for any year shall be forfeited to FFMC as of the end of such year.

        d. For purposes of this Agreement, Pretax Income shall be FFMC's income before deduction or provision for income taxes for the applicable calendar year computed by FFMC in accordance with generally accepted accounting principles consistently applied utilizing FFMC's methods of accounting in effect as of the date of this Agreement, with the following qualifications or adjustments:

                         (i) all gain or loss on the sale of business units or subsidiaries by FFMC shall be excluded;

                         (ii) all restructuring charges incurred by FFMC shall be excluded;

                         (iii)  all costs incurred in connection with
                 pooling-of-interest combinations entered into by FFMC shall be excluded;

                         (iv) all writedowns of goodwill or intangible assets shall be excluded;

                         (v) all expenses incurred in connection with the grant of restricted stock awards to the Participant or the payment of any incentive bonus to the Participant shall be excluded; and

                         (vi) pretax income (loss) from the operations of a discontinued operation prior to the sale of such discontinued operation shall be included.

        Any disputes about the computation of Pretax Income will be resolved by an independent accounting firm satisfactory to FFMC and the Participant.





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4.      Subject to the provisions of paragraph 5, the restrictions contained in paragraph 2 with respect to any Shares that have not been previously forfeited as provided herein shall expire on the earliest to occur of any of the following:

        a. Upon termination of the Participant's employment by FFMC by reason of death or disability, or

        b. The acquisition (other than from FFMC) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, any employee benefit plan of FFMC or its subsidiaries which acquires beneficial ownership of voting securities of FFMC) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of FFMC Common Stock or the combined voting power of FFMC's then outstanding voting securities entitled to vote generally in the election of directors, or

        c. The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board of Directors of FFMC, or

        d. Approval by the stockholders of FFMC of a reorganization, merger or consolidation, in each case, with respect to which the shares of FFMC voting stock outstanding immediately prior to such reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of FFMC or of the sale of all or substantially all of the assets of FFMC, or

        e. Termination of Participant's employment under the Employment Agreement as described in Section 5(b)(i) or (ii) of the Employment Agreement; provided, however, that in the event of such termination, the restrictions contained in paragraph 2 shall expire only with respect to the Shares which have been earned, as determined pursuant to paragraph 3b, on or before the date of such termination, or

        f. Receipt by the Participant of written notice from the Compensation Committee of the Board of Directors of FFMC (the "Compensation Committee") that the restrictions have been terminated.

        For purposes of the Agreement, the "Incumbent Board" at any time shall mean the persons who are then members of the Board of Directors of FFMC and who (a) are members of the Board of Directors of FFMC as of the date hereof, or (b) become members of the Board of Directors of FFMC hereafter upon election, or nomination for election by FFMC's shareholders, by a vote of at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office





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        is in connection with an actual or threatened election contest relating to the elections of the directors of FFMC, as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act).

5. Notwithstanding any other provision in this Agreement, the restrictions contained in paragraph 2 with respect to any Shares shall not lapse until such time as the Compensation Committee of FFMC has certified in writing that all applicable requirements for expiration of the restrictions with respect to such Shares, including the performance criteria established pursuant to paragraph 3, have been satisfied. The Compensation Committee shall not unreasonably withhold any such certification.

6. For purposes of this Agreement, the Participant's employment by FFMC shall be deemed to terminate at any time when he is no longer employed by FFMC, a subsidiary of FFMC or any corporation or other entity which owns 50% or more of the outstanding common stock of FFMC.

7. The Compensation Committee hereby consents to any Stock Surrender Withholding Election (as defined in the Plan) hereafter made by the Participant in accordance with the requirements of Section 9 of the Plan, subject to the limitation contained in paragraph 8. At the election of the Participant, "federal, state and local withholding tax requirements" (as defined in Section 9 of the Plan) shall be deemed to be any amount designated by the Participant which does not exceed his estimated federal, state and local tax obligations associated with the expiration of the restrictions on and the delivery of any Shares, including FICA taxes to the extent applicable.

8. The Participant shall be entitled to satisfy estimated tax liabilities in excess of actual federal, state and local withholding requirements pursuant to a Stock Surrender Withholding Election only by the surrender of Shares of FFMC Common Stock held by the Participant for at least six months prior to delivery to FFMC.

9. The Participant agrees that a legend reflecting the restrictions contained in this Agreement shall be placed on any certificate for shares of FFMC stock subject to such restrictions.





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10.     All certificates issued for the Shares shall be held by the Secretary of FFMC so long as the restrictions set forth in paragraph 2 have not expired. Upon the expiration of such restrictions, the certificates shall be delivered to the Participant. If this Agreement requires forfeiture of the Shares to FFMC, the Secretary shall take appropriate action to cancel the certificates and restore the Shares to authorized but unissued shares of Common Stock.

11. Any shares of FFMC Common Stock or other securities of FFMC or any other entity which are issued as a distribution on, or in exchange for, the Shares or into which the Shares are converted as a result of a recapitalization, stock dividend, distribution of securities, stock split or combination of shares or a merger, consolidation of sale of substantially all of the assets of FFMC shall be subject to the restrictions set forth herein, which shall inure to the benefit of any surviving or successor corporation which is the issuer of such securities, unless such restrictions have expired in accordance with the terms of this Agreement.

12. The Participant agrees not to file an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to the Shares.

13. This Agreement shall bind and inure to the benefit of the parties, their heirs, personal representatives, successors in interest and assigns.

        Executed as of the day and year first above written.


                                  FIRST FINANCIAL MANAGEMENT CORPORATION

                                  By:   /s/ Robert E. Coleman
                                        -------------------------------------
                                        Robert E. Coleman
                                        Chairman of the Compensation Committee


                                  PARTICIPANT



                                  /s/ Patrick H. Thomas
                                  ---------------------
                                  Patrick H. Thomas





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